Exhibit 32.2

CERTIFICATIONS

Gary Freeman, being the Chief Financial Officer of Silvergraph International, Inc., hereby certify as of this 20th day of August, 2007, that the Form 10-QSB for the Quarter ended June 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Silvergraph International, Inc.

August 20, 2007	/s/ Gary Freeman
Date	Gary Freeman, Chief Financial Officer